Exhibit  24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of ThermoEnergy Corporation., hereby severally constitute and appoint Cary G. Bullock and Teodor Klowan, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Annual Report of ThermoEnergy Corporation on Form 10-K for the year ended December 31, 2009 and any and all subsequent amendments to said Annual Report, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable ThermoEnergy Corporation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying the confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

/s/ Dennis C. Cossey	Director and Chairman of the Board	March 31, 2010

/s/ Cary G. Bullock	Director, President and Chief Executive Officer	March 31, 2010

/s/ Teodor Klowan, Jr.	Executive Vice President and Chief Financial Officer	March 31, 2010

/s/ David Anthony	Director	March 31, 2010

/s/ J. Winder Hughes III	Director	March 31, 2010

/s/ Shawn R. Hughes	Director	March 31, 2010

/s/ Arthur S. Reynolds	Director	March 31, 2010